Exhibit 99.1
Cutera, Inc. Announces Preliminary Unaudited Financial Results for Full-Year 2023

BRISBANE, California, January 9, 2024 ─ Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), a leading provider of aesthetic and dermatology solutions, today announced certain preliminary, unaudited financial results for the year ended December 31, 2023. These results are unaudited, subject to the completion of the Company’s year-end financial reporting processes, reviews, audit, and potential adjustments that might result.

Based on these preliminary results, the Company expects:

•Revenue in the range of $211.5 million to $212.5 million for full-year 2023, vs. prior guidance of approximately $205 million.

•Cash and marketable securities of approximately $143 million as of the end of the fourth quarter, vs. prior guidance of approximately $135 million.

“I am pleased with the progress made by our team in stabilizing our business during the fourth quarter, allowing us to exceed our prior guidance for both revenue and cash. Relative to the third quarter, we delivered an uptick in skincare, an improvement in core business performance in international markets, and a similar level of AviClear revenue, offsetting softness in North America,” commented Taylor Harris, Chief Executive Officer of Cutera, Inc. “During the fourth quarter, our team made strong strides in targeted areas of operational improvement, including a significant reduction in open field service cases. Additionally, we completed our corporate restructuring, allowing for both an improved cost structure and better alignment of the team, and we successfully executed a limited commercial release of our optimized AviClear product and business model offering, laying the foundation for a broader launch as we move into 2024.”

Cutera management will host a series of individual investor meetings over the course of January 9 - 10, 2024 at the Nasdaq Offices at 505 Howard St, in downtown San Francisco.

About Cutera, Inc.

Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

Cutera, Inc. has not completed the preparation of its financial statements for the fourth quarter or full year of 2023. The financial ranges presented in this news release for the year ended Dec. 31, 2023, are preliminary and unaudited and are subject to change as the Company completes its financial results for the fourth quarter of 2023. The Company is in the process of completing its customary year-end close and review procedures as of and for the year ended Dec. 31, 2023, and there can be no assurance that the final results for this period will not differ from these estimates. During the course of the preparation of the consolidated financial statements and related notes as of and for the year ended Dec. 31, 2023, the Company or its independent registered public accountants may identify items that could cause the final reported results to be materially different from the preliminary financial estimates presented herein.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements.

Cutera, Inc.
Greg Barker
VP, Corporate FP&A, and Investor Relations
415-657-5500
IR@cutera.com

Source: Cutera, Inc.